Exhibit 99.1

ENTROPIC COMMUNICATIONS REPORTS FIRST QUARTER RESULTS

Conference Call to be Webcast Today at 2:00 p.m. Pacific Time

SAN DIEGO, April 30, 2009 — Entropic Communications, Inc. (Nasdaq: ENTR), a leading provider of silicon solutions to enable connected home entertainment, today reported its first quarter results for the period ended March 31, 2009. Entropic reported first quarter net revenues of $24.1 million, a decrease of 18% compared with $29.5 million in the fourth quarter of 2008 and 43% lower than in the first quarter of 2008.

In accordance with U.S. generally accepted accounting principles (GAAP), the company’s first quarter net loss was $8.7 million, or ($0.13) per share (basic and diluted). This compares with GAAP net loss of $118.9 million, or ($1.74) per share (basic and diluted) in the fourth quarter of 2008. Non-GAAP net loss in the first quarter was $4.2 million, or ($0.06) per share (basic and diluted), compared to non-GAAP net loss of $0.4 million, or ($0.01) per share (basic and diluted) in the fourth quarter of 2008.

“During the quarter, we saw strong momentum in support of the MoCA standard and our MoCA products,” noted Patrick Henry, president and CEO of Entropic Communications. “Entropic’s product positioning in our target markets is excellent, our end customers continue to show strength, and we have some solid new design wins and product cycles that we expect to ramp later this year.”

	Three months ended
(In millions, except per share data)	Mar. 31, 2009	Dec. 31, 2008	Mar. 31, 2008
Net revenues	$24.1	$29.5	$42.0
GAAP net loss	($8.7)	($118.9)	($3.9)
GAAP net loss per share (basic and diluted)	($0.13)	($1.74)	($0.06)
Non-GAAP net (loss) income[1]	($4.2)	($0.4)	$3.2
Non-GAAP net (loss) income per share[1]	($0.06)	($0.01)	$0.04

1.	Please refer to the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

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ENTROPIC COMMUNICATIONS REPORTS FIRST QUARTER RESULTS	PAGE 2

Recent Highlights

•

Delivered samples of our third-generation (MoCA 1.1), 65nm, single-chip c.LINK solution for MoCA home networking providing higher performance, a smaller footprint and lower overall system costs to our customers

•	Conducted a live demonstration of our c.LINK MoCA solution working in conjunction with our Channel Stacking Switch (CSS) technology on a single cable network at the recently held ASTRA Industry Days

•

Extended our collaboration with Cavium Networks to align roadmaps and deliver second and third generation solutions with enhanced features and capabilities to meet the future needs of service provider customers

•

Partnered with Texas Instruments to create multiple DOCSIS 3.0 embedded media terminal adapter (eMTA) and gateway development platforms optimized for triple-play and next-generation IP services that utilize MoCA1.1 for the home network

•

Confirmed that Time Warner Cable plans to deploy new MoCA-certified set-top boxes with Entropic’s MoCA chipsets embedded to deliver multi-room DVR and other connected home entertainment services to its subscriber base later this year

•

Announced that Cox Communications will deploy new MoCA-certified set-top boxes with Entropic’s MoCA chipsets embedded to deliver multi-room DVR and other connected home entertainment services to its subscriber base later this year

For More Information

Entropic management will be holding a conference call today, April 30, 2009, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the company’s results for the first quarter and to provide guidance for the second quarter. You may access the conference call via any of the following:

Teleconference:	719-325-4803

Conference ID:	5444194

Web Broadcast:	http://ir.entropic.com/events.cfm

Replay:	719-457-0820

About Entropic Communications

Entropic Communications, Inc. is a leading fabless semiconductor company that designs, develops and markets system solutions that enable connected home entertainment. The company’s technologies significantly change the way high-definition television-quality video and other multimedia content such as movies, music, games and photos are brought into and delivered throughout the home. For more information please visit: www.entropic.com.

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ENTROPIC COMMUNICATIONS REPORTS FIRST QUARTER RESULTS	PAGE 3

Forward Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding momentum for the MoCA standard and our MoCA products, our product positioning, the financial position of our end customers, and our expectations regarding design wins and product cycles. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of customers for a substantial portion of our revenues; risks associated with adverse U.S. and international economic conditions; the ability of our customers or the service providers who purchase their products to successfully compete and continue to grow in their markets; the continued development of the market for HD video and other multi-media content delivery and networking solutions based on the MoCA standard; risks associated with competing against larger and more established companies and our ability to compete successfully in the market for MoCA-compliant chipsets; risks associated with timely development and introduction of new or enhanced products; risks related to international operations including political and economic conditions in foreign markets; and other factors discussed in the “Risk Factors” section of Entropic’s Annual Report on Form 10-K for the year ended December 31, 2008. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Entropic Communications® and the stylized Entropic “curve” logo are either trademarks or registered trademarks of Entropic Communications, Inc. in the United States and/or other countries.

Investor Contact:

Debra Hart

Director, Investor Relations

858.768.3852

debra.hart@entropic.com

Media Contacts:

Susan Huberman	Angela Edgerton
Corporate Communications	The Ardell Group
858.768.3711	858.792.2941
susan.huberman@entropic.com	angela@ardellgroup.com

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ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Statements of Operations

(In thousands, except for share information and footnote disclosures)

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
	(unaudited)	(unaudited)	(unaudited)
Net revenues	$24,123	$29,531	$41,988
Cost of net revenues	11,904	15,397	22,837

Gross profit	12,219	14,134	19,151
Operating expenses:
Research and development	13,323	12,876	13,313
Sales and marketing	3,637	3,672	4,144
General and administrative	2,689	2,890	3,523
Amortization of purchased intangibles	16	713	596
Restructuring charge (benefit) (1)	1,124	(19)	1,079
Impairment of goodwill and intangible assets (2)	208	113,193	—

Total operating expenses	20,997	133,325	22,655

Loss from operations	(8,778)	(119,191)	(3,504)
Other income (expense), net	59	80	(198)

Loss before income taxes	(8,719)	(119,111)	(3,702)

Income tax provision (benefit)	17	(168)	154

Net loss attributable to common stockholders	$(8,736)	$(118,943)	$(3,856)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.13)	$(1.74)	$(0.06)

Weighted average shares (basic and diluted)	68,799	68,239	66,662

(1)	During the three months ended March 31, 2009, the Company recorded restructuring charges of $1,124,000 related to a restructuring plan implemented in March 2009 to improve its operating cost structure which included a reduction-in-force and the closing of its France location and one of its Israel locations. Additional costs are expected to be recorded in the second quarter as the Company completes the plan. During the three months ended December 31, 2008, the Company recorded a restructuring charge adjustment of $19,000 related to the August 2008 restructuring plan to improve its operating cost structure which included a reduction-in-force. During the three months ended March 31, 2008, the Company recorded restructuring charges of $1,079,000 related to exiting the lease agreement for the Company’s former headquarters in San Diego, California, as well as related charges for the impairment of property and equipment and other long term assets.

(2)	During the three months ended March 31, 2009, the Company recorded an impairment charge on intangible assets of $208,000. The Company determined that the intangible assets associated with the acquisition of Arabella were fully impaired as the developed technology acquired would no longer be used in the ongoing business operations. During the three months ended December 31, 2008, the Company performed an impairment analysis on goodwill and purchased intangible assets and recorded an impairment charge of $88,081,000 and $25,112,000, respectively, as the carrying value of these assets exceeded the fair value at December 31, 2008.

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30,602	$30,071
Marketable securities	849	4,339
Accounts receivable, net	17,181	13,915
Inventory	14,979	18,693
Prepaid expenses and other current assets	3,345	2,785

Total current assets	66,956	69,803
Property and equipment, net	12,802	13,046
Intangible assets, net	2,839	3,469
Other long-term assets	262	284

Total assets	$82,859	$86,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$10,440	$7,873
Accrued payroll and benefits	3,559	3,498
Deferred revenues	185	467

Total current liabilities	14,184	11,838
Long-term liabilities:
Stock repurchase liability	677	784
Other long-term liabilities	3,088	3,231

Total long-term liabilities	3,765	4,015
Stockholders’ equity	64,910	70,749

Total liabilities and stockholders’ equity	$82,859	$86,602

ENTROPIC COMMUNICATIONS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except for share information and footnote disclosures)

This press release contains the following non-GAAP financial measures: net (loss) income and net (loss) income per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net (loss) income and net (loss) income per share exclude the items listed below.

The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
GAAP net loss attributable to common shareholders	$(8,736)	$(118,943)	$(3,856)
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	16	78	46
Research and development	1,522	1,627	1,758
Sales and marketing	368	453	623
General and administrative	902	875	1,197

Total stock-based compensation	2,808	3,033	3,624
Acquisition-related items:
Amortization of purchased intangible assets:
Cost of net revenues	406	1,590	1,240
Operating expenses	16	713	596
Impairment of goodwill & intangible assets	208	113,193	—
Restructuring charge (benefit)	1,124	(19)	1,079
Write off of debt issuance costs	—	—	476

Total of non-GAAP adjustments	4,562	118,510	7,015

Non-GAAP net (loss) income	$(4,174)	$(433)	$3,159

GAAP weighted average shares (basic)	68,799	68,239	66,662
Non-GAAP adjustment for dilutive shares (a)	—	—	6,980

Non-GAAP weighted average shares (diluted)	68,799	68,239	73,642

GAAP net loss per share (basic and diluted)	$(0.13)	$(1.74)	$(0.06)
Non-GAAP adjustments detailed above (a)	0.07	1.73	0.10

Non-GAAP net (loss) income per share (diluted)	$(0.06)	$(0.01)	$0.04

(a)	Shares included for calculating diluted earnings per share for periods with non-GAAP net income. For the periods shown with a net loss, no shares were included for the diluted earnings per share calculation, as including such shares would be antidilutive.

ENTROPIC COMMUNICATIONS, INC.

Unaudited Non-GAAP Supplemental Financial Information

(In thousands, except percentage data)

The following table sets forth certain non-GAAP financial measures used in calculating Entropic’s non-GAAP net (loss) income for the periods presented. Such non-GAAP financial measures are based upon Entropic’s unaudited consolidated statements of operations for the periods presented and give effect to certain adjustments identified in the table. The presentation of such non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, investors should not rely on the results of prior periods as an indication of Entropic’s future performance.

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
NET REVENUES	$24,123	$29,531	$41,988
COST OF NET REVENUES:
GAAP cost of net revenues	$11,904	$15,397	$22,837
Less:
Stock-based compensation expense	16	78	46
Amortization of developed technology	406	1,590	1,240

Non-GAAP cost of net revenues	$11,482	$13,729	$21,551

GROSS PROFIT:
GAAP gross profit	$12,219	$14,134	$19,151
Add:
Stock-based compensation expense	16	78	46
Amortization of developed technology	406	1,590	1,240

Non-GAAP gross profit	$12,641	$15,802	$20,437

GAAP gross margin	50.7%	47.9%	45.6%
Non-GAAP gross margin	52.4%	53.5%	48.7%
OPERATING EXPENSES:
GAAP operating expenses	$20,997	$133,325	$22,655
Less:
Stock-based compensation expense	2,792	2,955	3,578
Amortization of purchased intangibles	16	713	596
Restructuring charge (benefit)	1,124	(19)	1,079
Impairment of goodwill & intangible assets	208	113,193	—

Non-GAAP operating expenses	$16,857	$16,483	$17,402

OTHER INCOME (EXPENSE), NET:
GAAP other income (expense), net	$59	$80	$(198)
Add:
Write off of debt issuance costs	—	—	476

Non-GAAP other income, net	$59	$80	$278

INCOME TAX (PROVISION) BENEFIT	$(17)	$168	$(154)
RESEARCH AND DEVELOPMENT EXPENSE:
GAAP research and development	$13,323	$12,876	$13,313
Less:
Stock-based compensation expense	1,522	1,627	1,758

Non-GAAP research and development	$11,801	$11,249	$11,555

SALES AND MARKETING EXPENSE:
GAAP sales and marketing	$3,637	$3,672	$4,144
Less:
Stock-based compensation expense	368	453	623

Non-GAAP sales and marketing	$3,269	$3,219	$3,521

GENERAL AND ADMINISTRATIVE EXPENSE:
GAAP general and administrative	$2,689	$2,890	$3,523
Less:
Stock-based compensation expense	902	875	1,197

Non-GAAP general and administrative	$1,787	$2,015	$2,326